EXHIBIT 10.1

NEITHER THE OFFER NOR SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE 1933 ACT.

BIOCORRX INC.

8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

DUE: June 10, 2019

No. 1 $2,500,000	June 10, 2016 (the "Issuance Date") New York, New York

FOR VALUE RECEIVED, the undersigned, BIOCORRX INC. (herein called the "Company"), a Nevada corporation, promises to pay to the order of BICX Holding Company LLC, or his, her or its registered assigns (the "Holder"), the principal sum of Two Million Five Hundred Thousand Dollars (US$2,500,000) as such amount is reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise (the "Principal"), on June 10, 2019 (the "Maturity Date"), together with interest (computed on the basis of a 365-day year) on the outstanding principal amount at the rate of eight percent (8%) per annum (the "Interest Rate") from the date hereof, payable commencing on June 10, 2018, and, thereafter, yearly in arrears, until the principal hereof shall have become due and payable, at which time accrued interest from the initial twelve month term from the Issuance Date shall also be due and payable.

1. Agreements.

a. Note Purchase Agreement. This Note has been issued pursuant to the terms and conditions set forth in the Note Purchase Agreement dated as of June 10, 2016 by and among the Company and the Holder, (as from time to time amended, the "Purchase Agreement"). All of the terms and conditions of such Purchase Agreement are incorporated herein by this reference, and all capitalized terms not separately defined in this Note, shall have the same meanings as defined in the Purchase Agreement.

b. Security Agreement and Deed of Trust. Pursuant to that certain Security Agreement dated as of June 10, 2016 by and among the Company and the Holder (the "Security Agreement"), the amounts owed under this Note are secured by security interest as set forth in the Security Agreement.

2. The Note. Payments of principal of, and interest on, this Note are to be made in lawful money of the United States of America at such place as provided in the Purchase Agreement. This Note is issued pursuant to the Purchase Agreement, and is subject to other terms as set forth in the Purchase Agreement.

a. Prepayment. The Company shall not have the right to prepay this Note without the Holder's consent.

3. Interest. Interest on this Note shall commence accruing on the Issuance Date, shall accrue daily at the Interest Rate on the outstanding Principal amount and any accrued but unpaid interest from time to time, shall be computed on the basis of a 365-day year comprised of twelve (12) months and shall be payable in arrears on an annual basis (the "Interest Payments"); provided however that no Interest Payments shall be made until the second anniversary of the Issuance Date, and accrued interest from year one will be due on the Maturity Date; and provided further that any and all Interest accrued as of a Conversion Date (as hereinafter defined) shall be paid on such date.

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4. Conversion into Common Stock.

a. General.

(i) Conversion into Common Stock. Subject to the provisions of Section 4(a)(ii) and 4(d) below, at any time prior to the Maturity Date, the Holder shall have the right to convert the unpaid principal of this Note (the "Note Balance"), in whole or in part (such amount sought to be converted being referred to herein as the "Conversion Amount"), into shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed, exchanged or reclassified. The number of shares of Common Stock that the Holder shall be entitled to receive, and shall receive, upon the conversion of the whole Note Balance shall be determined at an initial conversion price calculated such that following conversion of the whole Note Balance, as of the Closing Date, the Note shall be convertible into 25% of the Company's total authorized common stock (the "Conversion Price"). The number of shares of Common Stock that the Holder shall be entitled to receive, and shall receive, upon the conversion of a partial Note Balance shall be determined at a Conversion Price calculated such that following conversion of the partial Note Balance, as of the Closing Date, the Note shall be convertible into the pro rata amount of the Company's total authorized common stock. The Holder's election to convert this Note, in whole or in part shall be irrevocable.The Company shall not issue any fraction of a share of Common Stock upon any conversion, but instead shall round up such fraction to the nearest whole number. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of the Note. Any such conversion set forth in a conversion notice dated prior thereto, shall be deemed to be effective as of the date of such conversion notice (the "Conversion Date").

(ii) Conversion Limit. Notwithstanding anything to the contrary set forth in this Note, at no time may a Holder of this Note (other than the Holder for purposes of this Section 4a(ii)) convert this Note into Common Stock if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by such Holder at such time to exceed, when aggregated with all other shares of Common Stock owned by such Holder and its affiliates at such time, the number of shares of Common Stock which would result in such Holder, its affiliates, any investment manager having discretionary investment authority over the accounts or assets of such Holder, or any other persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) and Section 16 of the 1934 Act, beneficially owning (as determined in accordance with Section 13(d) of the 1934 Act and the rules thereunder) in excess of 9.99% of the then issued and outstanding shares of Common Stock; provided, however, that upon the Holder of this Note providing the Company with sixty-one (61) days notice (pursuant to this Note) (the "Waiver Notice") that such Holder would like to waive this Section 4a(ii) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 4a(ii) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice.

(iii) Effect of Conversion. Upon conversion of this Note in full in the manner provided by this Section 4, this Note shall be deemed fully satisfied and cancelled.

b. Authorized Shares. The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock, free from preemptive rights, to provide for the issuance of 100% of the number of shares of Common Stock upon the full conversion of the Note (the "Reserved Amount"). If the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Note shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Company: (i) acknowledges that it has irrevocably authorized by its Board of Directors to issue certificates for the Common Stock issuable upon conversion of the Note; and (ii) agrees that its issuance of the Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of the Note.

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 c. Method of Conversion.

(i) Mechanics of Conversion. Subject to Section 4(a), the Note may be converted by the Holder in whole or in part, by: (i) submitting to the Company a conversion notice (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time); and (ii) subject to Section 4(d)(ii), surrendering the Note at the principal office of the Company.

(ii) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of the Note in accordance with the terms hereof, the Holder shall not be required to physically surrender the Note to the Company unless the entire unpaid principal amount of the Note is so converted. The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of the Note is converted as aforesaid, the Holder may not transfer the Note unless the Holder first physically surrenders the Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of the Note. The Holder and any assignee, by acceptance of the Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of the Note, the unpaid and unconverted principal amount of the Note represented by the Note may be less than the amount stated on the face hereof.

(iii) Delivery of Common Stock Upon Conversion. Upon receipt by the Company from the Holder of a facsimile or electronic transmission (or other reasonable means of communication) of a conversion notice meeting the requirements for conversion as provided in this Section 4(c), the Company shall, within one (1) Business Day, order its transfer agent to issue and deliver or cause to be issued and delivered to the Holder certificates for the Common Stock issuable upon such conversion within four (4) Business Days of the conversion notice being received by the Company from the Holder (such fourth Business Day being hereinafter referred to as the "Deadline") in accordance with the terms hereof and the Note Purchase Agreement.

(iv) Obligation of Company to Deliver Common Stock. Upon delivery by the Holder to the Company of a Conversion notice, the Holder shall be deemed to be the Holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount of the Note being converted shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Section 4, all rights with respect to the portion of the Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a conversion notice as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The Conversion Date specified in the conversion notice shall be the Conversion Date so long as the conversion notice is received by the Company before 6:00 p.m., New York, New York time, on such date.

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(v) Company's Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to the Holder by the Deadline, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's or its designee's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's conversion of any Conversion Amount (as the case may be) (a "Conversion Failure"), then, in addition to all other remedies available to the Holder, (1) the Company shall pay in cash to the Holder on each Trading Day after such fourth (4th) Trading Day that the issuance of such shares of Common Stock is not timely effected an amount equal to one percent (1%) of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 4 and (2) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any portion of this Note that has not been converted pursuant to such Conversion Notice, provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section (c)(v) or otherwise. For purposes of this Note, "Closing Sale Price" means, for any security as of any date, the last closing bid price and last trade price, respectively, for such security on the OTCQX US Exchange, as reported by Bloomberg, or, if the OTCQX US Exchange begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the OTCQX US Exchange is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by OTC Markets Group, Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 17. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

d. Adjustments on Conversion Amount. The number of shares of Common Stock to be issued upon each conversion of the Note shall be subject to adjustments as follows:

(i) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

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(ii) Reclassification, Exchange, and Substitution. If at any time or from time to time after the date upon which this Note was issued by the Company (the "Original Issue Date"), the shares of Common Stock issuable upon the conversion of this Note shall be changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets or otherwise, then, in any such event, each holder of the Note shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets, distribution of assets or other change by a holder of the number of shares of Common Stock into which such shares of this Note could have been converted immediately prior to such recapitalization, reclassification, reorganization, merger, exchange, consolidation, sale of assets, distribution of assets or other change, or with respect to such other securities or property by the terms thereof.

(iii) Subsequent Equity Sales. If, at any time while this Note is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents (as defined below) entitling any person to acquire shares of Common Stock at a price per share that is lower than the then current Conversion Price (such lower price, the "Base Conversion Price" and such issuances, collectively, a "Dilutive Issuance") (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at a price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 4(d)(iii) in respect of an Exempt Issuance (as hereinafter defined). The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 4(d)(iii), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the "Dilutive Issuance Notice"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4(d)(iii), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion. For purposes of this Note, "Common Stock Equivalents" means any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), or any rights or warrants or options to purchase any such Common Stock or Convertible Securities.

(iv) Exceptions to Adjustment. No adjustment to the Conversion Price shall be effected as a result of an Exempt Issuance. "Exempt Issuance" shall mean, collectively, (i) the Company's issuance of securities in connection with strategic license agreements and other partnering arrangements, including any such agreements in effect as of the Issuance Date, so long as such issuances are not for the purpose of raising capital and in which holders of such securities or debt are not at any time granted registration rights; (ii) the Company's issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans which are constituted on the Issuance Date (including, without limitation, that certain BioCorRx Inc. 2016 Equity Incentive Plan which the Company plans to adopt prior to June 30, 2016, a form of which plan is attached to the Purchase Agreement as Exhibit E) or plans that are later approved by the directors and approved by the Company's shareholders, if required by law (with such future plans requiring the prior approval of the Purchaser, which approval shall not be unreasonably withheld or delayed), so long as such plan does not exceed 12.5% of the Company's total authorized common stock; (iii) securities issued (other than for cash) in connection with a merger, acquisition, or consolidation; (iv) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date of the Purchase Agreement; (v) any securities, including the Note, as well as any shares of common stock issued as interest payment on the Note, issued pursuant to the Purchase Agreement (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the Holders); (vi) the shares of Common Stock underlying this Note; (vii) any shares of Common Stock issued as payment of dividends; and, (viii) any warrants issued to the Placement Agent or the issuance of the shares of common stock underlying same.

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(v) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(vi) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 4(d), the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of this Note a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Failure to give such notice or any defect therein shall not affect the legality or validity of the subject adjustment.

e. Concerning the Shares.

(i) Legend. The shares of Common Stock issuable upon conversion of the Note may not be sold or transferred unless: (A) such shares are sold pursuant to an effective registration statement under the Securities Act; or (B) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and from an attorney that regularly practices securities law) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (C) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) ("Rule 144"); or (D) such shares are sold or transferred outside the United States in accordance with Rule 904 of Regulation S under the Securities Act; or (E) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 4(e). Except as otherwise provided in this Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of the Note have been registered, otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of the Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

"THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

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(ii) Removal of Legend. The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefor free of any transfer legend if: (A) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act and the shares are so sold or transferred; or (B) in the case of the Common Stock issuable upon conversion of the Note, such security is registered for sale by the Holder under an effective registration statement filed under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the effective date of any registration statement under the Securities Act registering the resale of the Common Stock issuable upon conversion of the Note if required by the Company's transfer agent to effect the removal of the legend hereunder.

5. Status as Shareholder. Upon submission of a conversion notice by the Holder of this Note: (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock; and (ii) the Holder's rights as a Holder of such converted portion of the Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of the Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the third (3rd) business day after the Deadline, Holder may elect at such Holder's option to regain the rights of a Holder of the Note with respect to such attempted converted portions of the Note and the Company shall, as soon as practicable, return such attempted converted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of the Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies for the Company's failure to convert the Note.

6. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

a. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Nevada without regard to the choice of law principles thereof. Each of the parties of the Note hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Nevada and the United States District Court for the District of Nevada for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. Each of the parties of this Note irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

b. Each party shall bear its own expenses in any litigation conducted under this section.

c. The Company consents to accept service of process by the certified mail, return receipt requested in the event of litigation. The Company further consents to accept service of process via recognized international courier in the case that the Company is not able to accept service by the certified mail provided a receipt of delivery is available.

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7. Facsimile Signatures. This Note may be executed by facsimile signature which shall, for all purposes be deemed to be as legally valid and binding upon the Company as an original signature.

8. Event of Default. An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

a. Subject to Section 4(c)(iii), the Company's: (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date; or (B) notice, written or oral, to the Holder, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of the Note into shares of Common Stock that is tendered in accordance with the provisions of the Note; or

b. At any time following the tenth (10th) consecutive business day that the Reserved Amount is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 4(a)(ii) or otherwise); or

c. The Company defaults in the performance of or compliance with its obligations under any of this Note, the Purchase Agreement or any of the Transaction Documents and such default has not been cured for thirty (30) days after written notice of default is given to the Company; or

d. Any representation or warranty made by or on behalf of the Company or the Holder in this Note, the Purchase Agreement or any of the Transaction Documents proves to have been false or incorrect in any material respect on the date as of which made, and such condition has not been cured for sixty (60) Business Days after written notice of default is given to the other party; or

e. The Company (i) files, or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction; (ii) makes an assignment for the benefit of its creditors; (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; (iv) is adjudicated as insolvent or to be liquidated; or (v) takes corporate action for the purpose of any of the foregoing; or

f. A court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against such party and such petition shall not be dismissed within six (6) months; or

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g. A final judgment or judgments for the payment of money in excess of (U.S.) $600,000 are rendered against the Company, which judgments are not, within six (6) months after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within six (6) months after the expiration of such stay.

9. Remedies Following An Event Of Default. Upon occurrence of an Event of Default defined in subsection (a) to (g) of Section 8, this Note and all accrued Interest to the date of such default shall, at the option of the Holder, immediately become due and payable without presentment, protest or notice of any kind, all of which are waived by the Company.

10. Vote To Issue, Or Change The Terms Of, Note.The written consent of the Holder shall be required for any change or amendment to any of the Note.

11. Transfer. This Note and any shares of Common Stock issued upon conversion of this Note may not be offered, sold, assigned or transferred by the Holder without the consent of the Company.

12. Noncircumvention. As a post-Closing condition to the Purchase Agreement, the Holder is aware that the Company filed a Preliminary Information Statement on Schedule 14C for the purposes of notifying the Company's shareholders that the Company's majority shareholders have approved an amendment to the Company's Articles of Incorporation to increase the number of shares of common stock and preferred shares authorized for issuance. Except as disclosed herein, the Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder.

13. Reissuance of This Note.

a. Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 13(c) representing the outstanding Principal.

b. Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note (in accordance with Section 13(c) and in principal amounts of at least $10,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

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c. Issuance of New Note. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note: (i) shall be of like tenor with this Note; (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 13(b), the Principal designated by the Holder which, when added to the principal represented by the other new Note issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Note); (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note; (iv) shall have the same rights and conditions as this Note; and (v) shall represent accrued and unpaid Interest, if any, on the Principal of this Note, from the Issuance Date.

14. Payment of Collection, Enforcement And Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note; or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

15. Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

16. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

17. Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the Conversion Price or Conversion Amount, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) business day of receipt, or deemed receipt, of the Conversion Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) business day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one business day submit via facsimile the disputed arithmetic calculation of the Conversion Price or Conversion Amount to the Company's independent, outside accountant. The Company shall cause the accountant to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) business days from the time it receives the disputed determinations or calculations. Such accountant's determination or calculation shall be binding upon all parties absent demonstrable error. The party, whose calculation is furthest from the accountant's determination or calculation, shall be obligated to pay the fees and expenses of such accountant.

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18.Notices; Payments.

a. Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 7.4 of the Purchase Agreement.

b. Payments. Except as otherwise provided in this Note, whenever any payment of cash is to be made by the Company to any person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day.

19. Cancellation. After all Principal and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

20.Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Purchase Agreement.

21.Severability. The provisions of this Note are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Note shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Note and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

22. Usury Saving Provision. All payment obligations arising under this Note are subject to the express condition that at no time shall the Company be obligated or required to pay interest at a rate which could subject the holder of this Note to either civil or criminal liability as a result of being in excess of the maximum rate which the Company is permitted by law to contract or agree to pay. If by the terms of this Note, the Company is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

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23.Covenants.

a. Rank. All payments due under this Note shall rank (i) senior to all the Company's debt currently outstanding or hereafter created, unless prohibited by law.

b. Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (as defined below), other than: (i) Indebtedness set forth on Schedule 2.1(j) to the Purchase Agreement, provided, that the terms of such Indebtedness are not increased, amended, modified, changed or extended on or after the Issuance Date; (ii) Indebtedness evidenced by this Note issued pursuant to the Purchase Agreement; (iii) unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing; or (iv) trade payables incurred in the ordinary course of business consistent with past practice.

c. Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its subsidiaries (collectively, "Liens") other than Permitted Liens (as hereinafter defined).

d. Cash Dividend. So long as this Note is outstanding, the Company shall only pay, and the Company shall only permit any of its subsidiaries to pay, directly or indirectly, cash dividends or distributions on equity securities of the Company or of its subsidiaries that total an amount equal to eight percent (8%) of the total outstanding principal of this Note or any similar note held by the Holder.

e. Restricted Payments. The Company shall not, and the Company shall not permit any of its subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note issued pursuant to the Purchase Agreement, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness.

f. Restriction on Redemption. Until the Note has been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem or repurchase its capital stock without the prior express written consent of the Holder.

g. Change in Nature of Business. The Holder is aware that the Company will be adding Research and Development to its business operations. Except as disclosed herein, the Company shall not make, or permit any of its subsidiaries to make, any change in the nature of its business as described in the Company's most recent annual report filed on Form 10-K with the SEC. The Company shall not modify its purpose or its corporate structure.

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h. Intellectual Property. The Company shall not permit any of its subsidiaries, directly or indirectly, to encumber or allow any Liens on, any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Company and its subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Permitted Liens.

i. Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

j. Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

k. Maintenance of Insurance. The Company shall maintain, and cause each of its subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

l. Transactions with Affiliates. The Company shall not, nor shall it permit any of its subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its subsidiaries than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof.

m. Cash Reserve. So long as this Note is outstanding, the Company shall maintain in its bank accounts at all times no less than an amount equal to ten percent (10%) of the total outstanding principal of this Note in unrestricted cash that is not subject to any Liens. The Company may ask the Holder for approval to hold a lower amount of unrestricted cash, which approval shall not be unreasonably withheld or delayed.

n. Distributions to Subsidiaries. So long as this Note is outstanding, the Company shall not make any payments, transfers or other distributions of cash, cash equivalents, any property or any other assets of the Company to any subsidiaries.

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24.Certain Definitions. For purposes of this Note, the following terms shall have the following meanings:

a. "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) "capital leases" in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

b. "Liens" mean any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its subsidiaries.

c. "Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, and (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.

d. "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF,the Company has executed and delivered this Note the date and year first above written.

BIOCORRX INC.

By:
Name:	Brady Granier
Title:	Interim Chief Executive Officer

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